Exhibit 10.4

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of February 10, 2017 (the “Effective Date”), by and between Immunomedics, Inc., a Delaware corporation (the “Company”), and Seattle Genetics, Inc., a Delaware corporation (together with any valid assignees of its rights hereunder pursuant to Section 5.6, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of common stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligation to deliver the Shares has been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Data Room” means the on-line “virtual data room” set up in connection with this Agreement (and prior to the date hereof) to allow the Purchaser to review diligence materials provided by the Company.

“Disqualification Events” shall have the meaning ascribed to such term in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Governmental Entity” means any: (i) federal, state, local, municipal, foreign or other government; (ii) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); or (iii) self-regulatory organization (including the Nasdaq Stock Market).

“Liens” means a lien, charge, security interest, encumbrance, hypothecation, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its subsidiaries, taken as a whole, or (iii) the Company’s and its subsidiaries’ ability to perform in any material respect on a timely basis their respective obligations under any Transaction Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Outside Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the registration rights agreement, executed concurrently with this Agreement, between the Company and the Purchaser, in the form attached hereto as Exhibit A. “Registration Rights Agreement” shall also include the registration rights agreement as amended, modified or supplemented from time to time in accordance with its terms.

“Required Filings” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities Act” shall have the meaning ascribed to such term in the Recitals hereto.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Solicitor” shall have the meaning ascribed to such term in Section 3.1(o).

“Subscription Amount” means $14,691,930.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the Nasdaq Global Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the current transfer agent of the Company, with a mailing address of Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, telephone number of (877) 830-4936, facsimile number of (215) 553-5402 and e-mail of shareholder@broadridge.com, and any successor transfer agent of the Company.

“Warrant” shall have the meaning ascribed to such term in Section 4.8(a).

“Warrant Expiration Date” shall have the meaning ascribed to such term in Section 4.8(a).

ARTICLE II

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase in the aggregate three million (3,000,000) Shares. The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount, and the Company shall deliver to the Purchaser the Shares, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon the satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of DLA Piper LLP (US), 51 John F. Kennedy Parkway, Suite 120, Short Hills, New Jersey 07078, or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Registration Rights Agreement duly executed by the Company;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue the Shares into book entry;

(iv) a customary opinion of DLA Piper LLP (US), as counsel for the Company, to the Purchaser, dated as of the Closing Date, in a form and substance reasonably acceptable to the Purchaser;

(v) a certificate of the Secretary of State of Delaware certifying that the Company is duly incorporated under the laws of the State of Delaware and is in good standing and has a legal corporate existence so far as the records of the Secretary of State of Delaware show;

(vi) a certificate of a duly authorized officer of the Company certifying that all conditions precedent to the Purchaser’s obligations in connection with Closing have been fulfilled; and

(vii) a certificate of the secretary of the Company certifying (A) the Company’s Second Amended and Restated By-Laws, (B) the Company’s Amended and Restated Certificate of Incorporation, as amended and (C) the resolutions of the Board of Directors approving the Transaction Documents and the transactions contemplated hereby.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser; and

(iii) a cash amount equal to the Subscription Amount by wire transfer to the account as specified in writing by the Company.

(c) If the Purchaser provides the cash amount set forth in Section 2.2(b)(iii) prior to the Closing Date and the Closing Date does not occur within one (1) Business Day following the receipt of such cash amount (the “Outside Date”), the Company shall return the full cash amount to the Purchaser within one (1) Business Day following the Outside Date. The Company acknowledges that any cash amount received from the Purchaser prior to the Closing Date is property of the Purchaser and is being held in trust by the Company for the Purchaser until the occurrence of the Closing on the Closing Date.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met, unless otherwise waived by the Company:

(i) the representations and warranties of the Purchaser contained herein shall be true and correct as of the Closing Date;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Development and License Agreement, dated as of the date hereof, by and between the Purchaser and the Company (the “License Agreement”) shall have been executed by the Purchaser and the Company; and

(iv) the Purchaser shall have delivered to the Company each of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met, unless otherwise waived by the Purchaser:

(i) the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the License Agreement shall have been executed by the Purchaser and the Company; and

(iv) the Company shall have delivered to the Purchaser each of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports (but (i) without giving effect to any amendment thereof filed with, or furnished to, the Commission on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) and the Data Room, which SEC Reports and Data Room shall be deemed a part hereof and shall qualify any representation made herein, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except where such Proceeding could not have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under the Transaction Documents. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Filings. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms of the Transaction Documents, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to the Required Filings, conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Filings”).

(e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(f) Capitalization. The capitalization of the Company is as set forth in the Company’s SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plan and pursuant to the conversion or exercise of Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares and except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or preferred stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents, preferred stock or preferred stock equivalents. All of the outstanding shares and warrants of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares or warrants was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(g) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Sections 13(a) and 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not made any changes to its accounting policies, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(i) Litigation. Except as disclosed in the SEC Reports and the Data Room, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(j) Compliance. Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement (or any documents related to the foregoing) or any other material agreement or material instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of Proceedings relating to the revocation or modification of any material permit.

(l) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(m) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(n) No General Solicitation. Neither the Company nor to its knowledge any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. To the knowledge of the Company, no person acting on behalf of the Company has offered the Shares for sale other than to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(o) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry, including by the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person (as defined below) is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(p) Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for general working capital purposes (which shall not include any dividend or distribution).

(q) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and all of the currently outstanding Common Stock has been duly registered under the Securities Act.

(r) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 promulgated by the Commission pursuant to the Exchange Act). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the SEC Reports, there has not been (A) at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (B) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the Company’s most recent fiscal year end, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 promulgated by the Commission pursuant to the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the SEC Reports or incorporated by reference in any SEC Reports are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year end or at any time subsequent thereto.

(s) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(t) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use any of the proceeds from the sale of Shares by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(v) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or the other Transaction Documents, except for fees and/or commissions paid or payable to Greenhill & Co., Inc.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under the Transaction Documents. The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of the Purchaser. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms of the Transaction Documents, will constitute the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and all of the SEC Reports have been made available to the Purchaser.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar attended by the Purchaser.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transactions contemplated hereunder and under the Transaction Documents, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or dispositions, including Short Sales, of the securities of the Company during the period commencing from the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof. Other than to other Persons party to this Agreement and to its representatives, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g) Diligence. Purchaser has conducted the diligence appropriate as a potential investor in the Company and has, in connection with such diligence review, reviewed the SEC Reports.

(h) No “Bad Actor” Disqualification Events. Neither the Purchaser nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any of the “bad actor” Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares (other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b)), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT, (3) TO THE COMPANY, (4) TO AN AFFILIATE OF THE INITIAL HOLDER OF THIS SECURITY, (5) IN CONNECTION WITH A PLEDGE OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS AS SHALL BE EVIDENCED (IN THE CASE OF (6) ONLY) BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT UPON THE COMPANY’S REQUEST.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its legal counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d) The Purchaser agrees that it will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information. As long as the Purchaser owns Shares purchased pursuant to this Agreement, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all materials required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Shares purchased pursuant to this Agreement, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144. The Company shall take such further action as any holder of Shares may reasonably request, to the extent required from time to time to enable such holder to sell such Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser or that would be integrated with the offer or sale of the Shares to the Purchaser for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall, within four (4) Trading Days immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby.

4.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for general working capital purposes, which shall not include the payment of any dividend or distribution.

4.6 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.7 Listing of Shares. The Company shall cause the Shares to be approved for listing on the Trading Market promptly following the Closing Date. The Company shall cause any shares of Common Stock deliverable upon exercise of the Warrant to be approved for listing on the Trading Market promptly following the exercise of the Warrant.

4.8 Warrant.

(a) No later than February 16, 2017, the Company shall execute and deliver to, and in favor of, the Purchaser, a warrant on customary terms reasonably acceptable to the Purchaser (the “Warrant”), pursuant to which the Purchaser will have the right, upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation, and filing thereof, increasing such number of shares of common stock in an amount sufficient to allow for the exercise of the shares being issued upon the exercise of the Warrant, until February 10, 2020 (the “Warrant Expiration Date”), to purchase up to 8,655,804 shares of Common Stock, for cash only, at an exercise price of $4.90 per share (in each case, subject to adjustment in accordance with the terms of the Warrant).

(b) From the date hereof until the earliest to occur of (A) the exercise in full of the Warrant and (B) the Warrant Expiration Date:

(i) any shares of Common Stock authorized for issuance by the Company, but not currently reserved for issuance as of the date hereof, shall first be reserved for issuance for purposes of permitting the exercise of the Warrant in full, up to such amount necessary to permit the exercise of the Warrant in full; and

(ii) at any time there is not a sufficient number of authorized and unissued shares of Common Stock to permit the exercise of the Warrant in full, the Company may not issue or reserve for issuance shares of Common Stock for any purpose other than for the exercise of the Warrant in full (unless such shares are currently reserved for issuance as of the date hereof, in which case they may be issued in accordance with the terms of any equity compensation plan or other agreement pursuant to which they are being reserved).

ARTICLE V

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery to the Purchaser of any Shares.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. Either party may from time to time change its address for notice by giving at least five (5) days’ written notice of such changed address to the other party.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchaser.” Any assignment in violation of the foregoing shall be null and void.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence a Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.13 Remedies; Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents (including the Company’s obligation to execute the Warrant). The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Waiver of Jury Trial. In any Proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

5.16 Allocation. The Purchaser and the Company shall cooperate to determine the amounts to be allocated (for U.S. federal tax purposes) to the Shares and the Warrant. In the case of failure to reach an agreement on such allocation within ninety (90) days of the date hereof, the allocation shall be made by a nationally recognized accounting firm jointly selected by the Purchaser and the Company, with costs to be shared equally. The Purchaser and the Company shall report the tax treatment of the transactions contemplated in this agreement consistent with the allocation determined under this Section 5.16.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

IMMUNOMEDICS, INC.		Address for Notice:
300 The American Road Morris Plains, New Jersey 07950
By:	/s/ Cynthia L. Sullivan	Attention: Michael R. Garone, Chief Financial
Name:	Cynthia L. Sullivan	Officer
Title:	President and	Fax: (973) 605-8511
Chief Executive Officer
With a copy to (which shall not constitute notice):

DLA Piper LLP (US)
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078
Attention: Andrew P. Gilbert, Esq.
Fax: (973) 520-2573

PURCHASER:

SEATTLE GENETICS, INC.		Address for Notice:
Seattle Genetics, Inc. 21823 - 30th Drive S.E.
By:	/s/ Clay B. Siegall	Bothell, Washington 98021
Name:	Clay B. Siegall, Ph.D.	Attention: General Counsel
Title:	President and	Fax: (425) 527-4107
Chief Executive Officer
With a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Krishna Veeraraghavan, Esq. Ari B. Blaut, Esq.
Fax: (212) 558-3588

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

EXHIBIT A

Registration Rights Agreement

[See attached.]